UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CONMED CORPORATION
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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 21, 2009 at 3:30 p.m. (New York time), for the following purposes:

(1)	To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

(3)	To approve the Amended and Restated 1999 Long-Term Incentive Plan; and

(4)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on March 31, 2009, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,
/s/ Heather L. Cohen
Heather L. Cohen Secretary

April 13, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2009

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.cfpproxy.com/2982.

CONMED CORPORATION
525 French Road
Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 21, 2009

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 2009, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof (“the Annual Meeting”). The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 13, 2009, to all shareholders of record on March 31, 2009. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Joseph J. Corasanti and Daniel S. Jonas, who are, respectively, the President and Chief Executive Officer, and the Vice President – Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2009 Annual Meeting will be tabulated by a representative of the Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 29,031,045 shares of Common Stock outstanding on March 31, 2009 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals (2) and (3) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2) and (3) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and (2) are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting.  Proposal (3) is considered “non-discretionary” and brokers who received no instructions from their clients do not have discretion to vote on this item.  The broker non-votes will be treated in the same manner as votes present.

PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

There are three proposals expected to be submitted for shareholder approval at the Annual Meeting. The first concerns the election of directors. The second concerns ratifying the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm.  The third concerns approval of the Amended and Restated 1999 Long-Term Incentive Plan.  These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

The Board of Directors presently consists of seven directors.  Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2009 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company
Eugene R. Corasanti	78	1970	Chairman of the Board of Directors and Vice Chairman of the Company.

Joseph J. Corasanti	45	1994	President and Chief Executive Officer of the Company; Director of the Company; Director of II-VI, Inc. (Nasdaq: IIVI).

Bruce F. Daniels	74	1992
Executive, retired; former Controller of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is an audit committee financial expert.

Jo Ann Golden	61	2003
Partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is an audit committee financial expert.

Stephen M. Mandia	44	2002	Chief Executive Officer of Sovena USA, formerly East Coast Olive Oil Corp.; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.

Stuart J. Schwartz	72	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.

Mark E. Tryniski	48	2007
President and Chief Executive Officer of Community Bank System, Inc. in DeWitt, New York (NYSE: CBU); former partner of PricewaterhouseCoopers LLP in Syracuse, New York; Director of the Company.  As noted below, the Board of Directors has determined that Mr. Tryniski is independent, and is an audit committee financial expert.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers, Senior Officers and Nominees for the Board of Directors.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TWO: INDEPENDENT ACCOUNTANTS

The independent accountants for the Company have been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as independent accountants for 2009, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2009. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2009.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL THREE:  THE AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

On February 24, 2009, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the Amended and Restated 1999 Long-Term Incentive Plan, subject to approval by our shareholders. The Amended and Restated 1999 Long-Term Incentive Plan will be applicable only to awards granted on or after the date the Amended and Restated 1999 Long-Term Incentive Plan is approved by shareholders (the “Effective Date”).

The following summary of the material terms of the Amended and Restated 1999 Long-Term Incentive Plan is qualified in its entirety by reference to the complete text of Amended and Restated 1999 Long-Term Incentive Plan, which is attached hereto as Exhibit A.

Overview

The purpose of the Amended and Restated 1999 Long-Term Incentive Plan of CONMED Corporation (the “Plan”) is to promote the long-term financial interests of CONMED Corporation (the “Company”), including its growth and performance, by encouraging employees of the Company and its subsidiaries and consultants who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, by enhancing the ability of the Company and its subsidiaries to attract and retain employees and consultants of outstanding ability, and by providing employees and consultants (each, a “Participant”) with an interest in the Company parallel to that of the Company’s stockholders.  To achieve these purposes, the Company may grant awards of options, restricted shares, restricted share units (“RSUs”), stock appreciation rights (“SARs”), performance shares, performance share units and other equity-based awards (“Awards”) to key employees and consultants selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan.

Administration

The Plan generally will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or such other committee that the Board of Directors may select from time to time. To the extent we decide that it is appropriate for compensation realized from Awards to be considered “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code (“the Code”), the Committee will be a committee or subcommittee of the Board of Directors made up of two or more directors, each of whom is an “outside director” within the meaning of section 162(m) of Internal Revenue Code. The Board of Directors, in its sole discretion, also may grant Awards or administer the Plan.

The Compensation Committee will have complete control over the administration of the Plan and will have sole discretion to make all determinations in respect of the Plan (including, for example, the ability to determine whether individual Awards may be settled in cash, shares of Common Stock, other securities, other Awards or other property).

Amendment

The Board of Directors may, at any time, suspend, discontinue, revise or amend the Plan in any respect whatsoever, and may also suspend the ability of a recipient of an Award to exercise or otherwise realize the value of his or her Award.  Any amendment that materially adversely affects a recipient, however, requires such recipient’s prior written consent. In general, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable law, rule or regulation.

Eligibility

All employees of the Company and its subsidiaries and consultants who are parties to consultancy agreements with the Company or any subsidiary, in each case who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan.  In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries or consultants eligible to participate in the Plan to receive awards of nonstatutory stock options.  The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.

Shares Subject to the Plan; Other Limitations of Awards

The total number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan on or after the Effective Date initially may not exceed the number of shares available for grant under the pre-amendment Plan plus 1,000,000 new shares. These shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in our treasury or otherwise acquired for the purposes of the Plan. If, after the Effective Date, any Award that is granted on or after the Effective Date is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award to satisfy any obligation of the Award recipient (including federal, state or foreign taxes) then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered or withheld will again become available to be delivered pursuant to Awards granted under the Plan. In addition, any shares of Common Stock (a) delivered by the Company, (b) with respect to Awards which are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not count against the shares of Common Stock available to be delivered pursuant to Awards under the Plan.

The maximum number of stock options or SARs that may be granted to an individual recipient in any calendar year is 200,000, and the maximum number of shares of Common Stock with respect to which the other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted to an individual recipient in any calendar year is 200,000 shares of Common Stock.

The Compensation Committee has the authority (and the obligation) to adjust the number of shares of Common Stock issuable under the Plan and to adjust the terms of any outstanding Awards, in any such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise with respect to Awards, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from certain corporate transactions that affect the capitalization of the Company.

Types of Awards

The Plan provides for Awards in the form of options intended to qualify as incentive stock options under section 422 of the Code (“ISOs”), nonqualified stock options, SARs, dividend equivalent rights, Restricted Shares, RSUs and other equity-based or equity-related awards pursuant to which Common Stock, cash or other property may be delivered to the Award recipient. Each Award will be evidenced by an award agreement (an “Award Agreement”), which will govern that Award’s terms and conditions.

Options entitle the recipient to purchase shares of Common Stock at the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. A SAR may entitle the recipient to receive shares of Common Stock, cash or other property equal in value to the appreciation of the Common Stock over the exercise price specified by the Compensation Committee in the recipient’s Award Agreement. Options and SARs will become vested and exercisable as and when specified in the recipient’s Award Agreement. Outstanding and exercisable options and SARs may be exercised in accordance with procedures established by the Compensation Committee.

A Restricted Share is a share of Common Stock that is registered in the recipient’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient’s Award Agreement. The recipient of a Restricted Share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s Award Agreement.

An RSU is an unfunded, unsecured right to receive a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified by the Compensation Committee in the recipient’s Award Agreement.

A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the dividends that would be paid on a specified number of shares of Common Stock if such shares were owned by the recipient. The conditions and restrictions for payments in connection with dividend equivalent rights will be determined by the Compensation Committee as specified in the recipient’s Award Agreement. A dividend equivalent right may be granted alone or in connection with another Award.

The Plan provides that upon a “Change in Control” (as such term is defined in the Plan), each option and SAR shall accelerate and be deemed fully vested and exercisable, the restrictions on Restricted Shares and RSUs shall lapse, and performance conditions shall be deemed satisfied in full.

Except to the extent otherwise expressly provided in an applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

The expiration date of each Award will be determined by the Compensation Committee and specified in a recipient’s Award Agreement. Awards under the Plan may be granted in lieu of, or determined by reference to, cash bonus and/or other compensation.

New Plan Benefits

The amount of each recipient’s Award for the 2009 calendar year will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated.  As a result, we cannot determine the number or type of Awards that will be granted under the Plan to any participant for the 2009 fiscal year.

U.S. Federal Tax Implications of Option Awards and SARs

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of options or SARs.

The grant of an option or SAR will create no tax consequences for the recipient or the Company. A recipient will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option (other than an ISO) or SAR, the recipient generally will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares (and/or cash or other property) acquired on the date of exercise over the exercise price.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, or (ii) the amount realized upon the disposition of the ISO shares over the exercise price.  Otherwise, a recipient’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of an option or SAR.  The company generally is not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under section 162(m) of the Code.  Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of the shares and may not be entitled to any deduction with respect to certain options or SARs that may be exercised by “covered employees.”

The Board of Directors recommends a vote FOR this proposal.

As of March 31, 2009, the closing price of a share of Common Stock on the Nasdaq Stock Market was $14.41.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2010 Annual Meeting, which currently is expected to be scheduled on or about May 13, 2010, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Company so that it is received by the Company at its principal executive offices on or before December 14, 2009. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2010 Annual Meeting or to propose nominees for election as directors at the 2010 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 12, 2010 and March 14, 2010.

CORPORATE GOVERNANCE MATTERS
  DIRECTORS, EXECUTIVE OFFICERS, SENIOR OFFICERS AND
  NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 78) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. Corasanti also served as the Company’s Chief Executive Officer from its founding through December 31, 2006 and continues to serve as Vice Chairman.  Prior to the founding of the Company, Mr. Corasanti was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti’s son, Joseph J. Corasanti, is Chief Executive Officer and President and a Director of the Company.

JOSEPH J. CORASANTI (age 45) has served as President and Chief Executive Officer since January 1, 2007, having served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. Corasanti is also a member of the Board of Directors of II-VI, Inc. (Nasdaq: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law.  Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman of the Board and Vice Chairman of the Company.

BRUCE F. DANIELS (age 74) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

JO ANN GOLDEN (age 61) has served as a Director of the Company since May 2003.  Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is a past President of the New York State Society of Certified Public Accountants (“the State Society”), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden was a president of the New York State Society’s Foundation for Accounting Education.  Ms. Golden served as a member of the governing Council of the American Institute of Certified Public Accountants (“AICPA”), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STEPHEN M. MANDIA (age 44) has served as a Director of the Company since July 2002. Mr. Mandia has been the Chief Executive Officer of Sovena USA, formerly East Coast Olive Oil Corp., since 1991. Mr. Mandia also sits on the board of ECOO Realty Corp. and Northside Gourmet Corporation. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

STUART J. SCHWARTZ (age 72) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

MARK E. TRYNISKI (age 48) has served as a Director of the Company since May 2007.  He is the President and Chief Executive Officer of Community Bank System, Inc.  (NYSE:CBU), where he served as Executive Vice President and

Chief Operating Officer from February 2004 through August 2006.  From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer.  Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP in Syracuse, New York.  Mr. Tryniski holds a B.S. degree from the State University of New York at Oswego.  The Board of Directors has determined that Mr. Tryniski is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

The Board of Directors has determined that Messrs. Daniels, Mandia and Tryniski, and Ms. Golden and Dr. Schwartz, have no material relationship with the Company and are independent under the standards of the Nasdaq Stock Market.

After conducting a self-assessment, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year. Currently there is no lead director, and the independent directors designate, on a rotational basis, which director will preside at each executive session.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which is terminable at will, as further described below.  Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2009. The Company’s other officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers

WILLIAM W. ABRAHAM (age 77) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November 1989 he was named Executive Vice President and in March 1993 he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

HEATHER L. COHEN (age 36) joined the Company in October 2001 as Associate Counsel, has served as Deputy General Counsel since March 2002 and as the Company’s Secretary since March 2008.  In June 2008, Ms. Cohen was also named the Vice President of Corporate Human Resources.  Prior to joining the Company, Ms. Cohen was an Associate Attorney with the law firm Getnick Livingston Atkinson Gigliotti & Priore, LLP from 1998 to 2001.  Ms. Cohen holds a B.A. in Political Science and Education from Colgate University and a J.D. from Emory University.

JOSEPH G. DARLING (age 51) joined the Company in May 2008 as President of CONMED Linvatec.  Prior to joining the Company, Mr. Darling served as Senior Vice President & General Manager at Smith & Nephew, Inc. from September 2006 to April 2008 where he was a member of the executive leadership team for the sports medicine business unit within the Endoscopy division.  Mr. Darling had previously held the position of Vice President, Worldwide Marketing at Smith & Nephew, Inc. from October 2005 to September 2006.  Prior to Smith & Nephew, Mr. Darling served Baxter International, Inc. in a number of increasingly senior positions from May 1999 to October 2005.  His final position at Baxter was Vice President, Marketing II and Integrated Delivery Network Sales within the Medication Delivery Systems division from November 2003 to October 2005.  Additionally, Mr. Darling held a variety of senior sales and marketing positions with Abbott Laboratories Pharmaceutical Products Division and Wyeth-Ayerst Laboratories from 1983 to 1999.  Mr. Darling holds a B.A. degree in Political Science from Syracuse University Maxwell School of Citizenship.

DAVID A. JOHNSON (age 46) joined the Company as Vice President, Operations in February 2007 and became the Vice President, Global Operations and Supply Chain in February 2008. Prior to joining the Company, Mr. Johnson was the Co-Founder & Partner of ErgoSafe Medical Products/Prism Medical from March 2004 to July 2006.  Mr. Johnson had previously held the position as Chief Operating Officer of Air Products Healthcare from September 2002 to March 2004.  Prior to this, Mr. Johnson held positions of Vice President, Global Operations and Vice President/General Manager at Invacare from September 1998 to August 2002. He also held various Operations and General Manager roles at Chattanooga Group and Stryker Corporation. He holds a B.A. degree in Biology/Business from Albion College and an MBA in Operations/Supply Chain from Michigan State University.

DANIEL S. JONAS (age 45) joined the Company as General Counsel in August 1998 and in addition became the

Vice President-Legal Affairs in March 1999.  From September 1999 through July 2005, Mr. Jonas assumed responsibility for certain of the Company's Regulatory Affairs and Quality Assurance Departments.  In March 2003, Mr. Jonas also became responsible for the administration of the Company's ethics policy.  Mr. Jonas is also a director and secretary of MedTech Association, Inc.  Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995.  Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

GREGORY R. JONES (age 54) joined the Company in June 2008 as Vice President, Regulatory Affairs & Quality Assurance for the CONMED Linvatec business unit and became Vice President of Corporate Quality Assurance/Regulatory Affairs in February 2009.  Prior to joining CONMED Linvatec, Mr. Jones was Senior Vice President, Regulatory Affairs & Quality Assurance and a member of the Executive Management team with Power Medical Interventions from November 2003 to May 2008. He was responsible for the development and implementation of PMI’s worldwide regulatory and quality assurance strategies.  Prior to joining PMI in that role, Mr. Jones spent 14 years from 1989 to 2003 in increasingly senior RA/QA management positions at Ethicon, a Johnson & Johnson Company, ultimately serving as the Worldwide Director, Regulatory Affairs & Quality Assurance for Ethicon’s GYNECARE division from 2001 to 2003.  Mr. Jones holds a B.A. degree in Sociology from Geneva College.

LUKE A. POMILIO (age 44) joined the Company as Controller in September 1995. In addition, in September 1999, Mr. Pomilio became a Vice President with responsibility for certain of the Company’s manufacturing and research and development activities. Prior to his employment with the Company, Mr. Pomilio served as Controller of Rome Cable Corporation, a wire and cable manufacturer. He was also employed as a certified public accountant for Price Waterhouse LLP where he most recently served as an audit manager. Mr. Pomilio graduated with a B.S. degree in Accounting from Clarkson University.

ROBERT D. SHALLISH, Jr. (age 60) joined the Company as Chief Financial Officer and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant from 1972 through 1984 where he most recently served as a senior manager. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master’s degree in Accounting from Syracuse University.

Senior Officers

TERENCE M. BERGE (age 39) joined the Company in June 1998 as Assistant Corporate Controller and has served as the Company’s Treasurer since March 2008.  Prior to joining the Company, Mr. Berge was employed by Price Waterhouse LLP from 1991 through 1998 where he served most recently as an audit manager.  Mr. Berge is a certified public accountant and holds a B.S. degree in Accounting from the State University of New York at Oswego.

DAVID R. MURRAY (age 61) joined the Company in July 2004 as the President of CONMED Electrosurgery.  Mr. Murray was self-employed as a consultant to medical device businesses from 2001 through 2004, and served as the President and Chief Executive Officer of Cryogen, Inc. from 1996 through 2001. Mr. Murray holds a B.S. in Industrial Management from Purdue University, and an executive degree in Finance from the Wharton School of the University of Pennsylvania.

JOHN J. STOTTS (age 52) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products, a position now referred to as Vice President – Patient Care. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

DENNIS M. WERGER (age 55) joined the Company in November 2004 as the Vice President and General Manager of CONMED Endoscopic Technologies (“CET”). From October 2002 until November 2004, Mr. Werger was the President and Chief Operating Officer of Granit Medical Innovations, LLC in Nashua, N.H. and New York, N.Y. Prior to that, Mr. Werger was the Vice President of Marketing for the Endoscopic Technologies division of C.R. Bard in Billerica, Mass., having held other positions with C.R. Bard prior to that. Mr. Werger holds a B.S. degree in Accounting from Mt. St. Mary’s College, and a Masters in Business Administration from the University of Phoenix in Denver, Colorado.

FRANK R. WILLIAMS (age 60) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, Mr. Williams was named Vice President-Business Development. In November 1995, he was named Vice President-Technology Assessment and in January 2000, was also named Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, a position now known as Vice President - Endosurgery. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During 2008, the full Board of Directors met seven times in person or by telephone conference call, and held one vote by unanimous written consent. Each director attended 100% of the total 2008 full board meetings except one director did not stand for re-election and therefore only attended meetings through May 15, 2008.

Board Committees:
The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Current members of the individual committees are named below:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce F. Daniels, Chairman	Stuart J. Schwartz, Chairman	Stephen M. Mandia, Chairman
Jo Ann Golden	Bruce F. Daniels	Stuart J. Schwartz
Mark E. Tryniski	Stephen M. Mandia	Mark E. Tryniski

The Audit Committee consists of three independent directors.  As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside auditors to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent auditors; (e) pre-approving all services permitted by law to be performed by the independent auditors, (f) approving all related-party transactions; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent auditors and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met nine times during 2008. All current members of the Audit Committee attended every meeting.  One member did not stand for re-election and therefore only attended meetings through May 15, 2008.  The current Audit Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Compensation Committee consists of three independent directors.  As set forth in its charter the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met five times, in person or by phone during 2008, and voted once by unanimous written consent.  All current members of the Compensation Committee attended every meeting.  One member did not stand for re-election and therefore only attended meetings through May 15, 2008.  The current Compensation Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Corporate Governance and Nominating Committee consists of three independent directors. As stated in its charter, the

Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nomination as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting. The Corporate Governance and Nominating Committee met three times during 2008.  All members of the Corporate Governance and Nominating Committee attended every meeting subject to the following:  (1) One member did not stand for re-election and therefore only attended meetings through May 15, 2008.  (2) Another member joined the committee as of May 15, 2008 and therefore attended all meetings from this date forward.  The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Tryniski qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden, who is engaged professionally in the practice of auditing and accounting (although her service on the Board and on the Committee is not an engagement for the purpose of auditing or accounting), qualifies as an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 17, 2004. A copy of the amended and restated charter was attached to the 2004 proxy statement and is available on the Company’s Web site.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended and restated charter.

In this context, the Audit Committee has met on numerous occasions and held discussions with management and with the independent auditors, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards Nos. 61 (as amended, as adopted by the PCAOB in Rule 3200T), 89 and 90 (Communication with Audit Committees).

CONMED's independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board (Rule 3526, Communications with Audit Committees Concerning Independence) and discussed with PwC the firm’s independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent auditors is compatible with the auditors’ independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Bruce F. Daniels (Chair)     Jo Ann Golden
Mark E. Tryniski

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 29, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement and is available on the Company’s web site.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2010 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Stephen M. Mandia (Chair)          Stuart J. Schwartz
Mark E. Tryniski

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. The Company has no formal policy requiring that directors attend the Annual Meeting of Shareholders, although the Company’s expectation is that all directors will attend absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all were present at the 2008 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is generally available through the “Investors” section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third party, which will alert the Chair of the Audit Committee of the Board of Directors if and when it receives any anonymous reports.  No waivers under the Ethics Policy have been granted.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2008, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, for the audit of the Company’s internal control over financial reporting as of December 31, 2007 and December 31, 2008, and all other audit related, tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2008	2007
Audit Fees and Expenses:
Audit of Annual Financial Statements and Interim Reviews	$1,175,100	$1,120,000
Audit of Internal Control over Financial Reporting	Included above	Included above
SEC Registration Statements	$0	$7,500
Total Audit Fees and Expenses	$1,175,100	$1,127,500
Audit Related:
Advisory Services	$252,500	$0
Tax:
Tax Compliance and Consulting Services	$157,800	$135,000
All Other:
Research Service License	$1,500	$1,500
Total Fees and Expenses	$1,586,900	$1,264,000

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent auditors. Consistent with applicable laws, the procedures permit one or more members of the Audit Committee to approve such services pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed.

COMPENSATION DISCUSSION AND ANALYSIS

The Company believes that compensation should be heavily influenced by the Company’s financial performance.  The objective of the compensation program is to provide a balance between incentivizing short and long-term performance, and to attract, motivate and retain executives.   In particular, the executive compensation program is designed to reward improvements in earnings, sales and other financial metrics, as well as operating results and improvements in individual performance.   Further, executive employment, advancement and compensation is contingent on demonstrating high ethical standards and compliance with governmental and regulatory standards.  Competition for and retention of executives with the experience and qualifications to achieve our business goals are key considerations in the compensation program.

The current executive compensation is comprised of five components:

•	Salary: a base salary is paid based on position;
•
Non-Equity Incentive Plans:  executive and senior officers participate in an annual cash-based Executive Incentive Plan, with payment generally based on achievement of corporate-wide or division-specific earnings-related objectives measured over the course of a particular year, paid in cash;

•	Discretionary Bonuses: executive and senior officers may be awarded a discretionary bonus from time to time;
•	Equity Compensation: equity compensation is awarded to align the interests of management with the interests of shareholders over the long term; and
•	Retirement Benefits and Perquisites: the Company provides certain retirement benefits and perquisites that are deemed customary and necessary to attract and retain executive talent.

The components, or elements within a component, may change to adjust to the market competition for executive talent.  There is no pre-established formula setting the relative weighting of these components.

The Compensation Committee is responsible for and oversees all aspects of compensation for executive and senior officers as well as certain other key employees.  The Committee relies on certain executive officers, and the Chief Executive Officer in particular, to make recommendations on compensation levels.

The Compensation Committee reviews compensation for similar positions at other corporations within a designated peer group of companies that includes other public medical device companies.  Some of the peer companies are larger and some smaller when measured with respect to revenues and/or market capitalization.  The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate in light of the nature of the medical device business and the talent for which we compete.  There is no fixed formula or percentile of market-established compensation levels which the Company strives to meet.  The list of such companies reviewed in 2008 included the following: American Medical Holdings, Inc., Arthrocare Corporation, CR Bard, Inc., Datascope Corp., Integra Life Sciences Holdings Corporation, Orthofix International N.V., and Wright Medical Group, Inc..

The Compensation Committee may revise the list of peer companies used for benchmarking purposes as appropriate for reasons including, but not limited to, changes in revenues, market capitalization, and the medical device industry so that the peer companies include those companies with whom we compete for executive talent.  From time to time, we may revise the list of peer companies to focus on comparable medical device companies as well as to eliminate those companies that have since been privatized.  During our assessment of compensation in connection with the Non-Equity Incentive Plan for 2009, we added Haemonetics Corp. and Mentor Corp. as two additional medical device companies with whom we believe we compete for talent.

Salary
Base salary is an integral component of the total compensation program, and is intended to provide our executives with a stable source of compensation.

A named executive officer’s (an “NEO”) salary is initially established based upon an evaluation of the marketplace and the responsibilities of the NEO.  Absent a promotion or some other unusual circumstance, salaries are reviewed once per year.  Although there is no fixed formula used to select the amount of the increase, the criteria considered include the individual NEO’s performance and responsibilities, the Company’s performance and any increase in the cost of living, although no specific inflation index is used for this factor.  In this review process, the Compensation Committee considers the recommendation of the CEO in reviewing and approving the base salaries of the executive and senior officers (other than the CEO) at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders meeting in May.

Under the terms of the CEO’s employment agreement, as amended as of October 31, 2006 and effective January 1, 2007, he is entitled to a specified minimum level of salary and deferred compensation that must be awarded to the CEO and under the terms of his employment agreement as amended as of October 31, 2006 and effective as of January 1, 2007.  Those minimum amounts were $450,000 in salary and $150,000 in deferred compensation.  In 2008, as a result of interim raises in salary, the base salary for the CEO, was increased by 6% from $472,500 to $500,850.    The Company also increased the other NEOs’ salaries in May 2008 by 6%.

Non-Equity Incentive Plans

The performance goal and target bonus percentage for the Executive Incentive Plan are established in the first quarter of the year, with the approval of the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March.  For 2008, the performance goal for NEOs at a corporate level was $1.50 earnings per share, net of unusual charges or credits.  The target bonus percentage for NEOs in 2008 with corporate-wide responsibility was 30% of base salary, with a maximum incentive payment of 2.33 times the target bonus if 110% or more of the target performance goal was achieved.

In 2008, the actual incentive earned by Mr. J. Corasanti, Mr. Shallish, Mr. Johnson, Mr. Jonas, and Mr. Pomilio was 45% of base salary based on the Company achieving $1.54 earnings per share excluding unusual or extraordinary charges or credits.  Unusual charges and credits in 2008 consisted of a $1.0 million fair value inventory purchase accounting adjustment, a $4.0 million  restructuring charge, and a $4.4 million gain on the early extinguishment of debt.

For the NEOs, the 2009 Executive Incentive Plan establishes a performance goal of $1.04 earnings per share, net of unusual or extraordinary charges or credits.  This goal is consistent with the results of the Company’s internal budget goals and the Company’s guidance to investors after taking into consideration the effects of an accounting change requiring the Company to incur $0.11 per share in expense for interest relating the Company’s convertible notes.  The decline in the EPS performance target from the 2008 target is driven by this accounting change, unfavorable foreign exchange rates and, to a lesser degree, an anticipated reduction in capital equipment sales to customers due to depressed economic conditions worldwide.  On a pro forma basis, assuming constant foreign currency exchange rates and excluding the impact of the accounting change, the Company’s 2009 budget goals reflect both revenue and earnings growth over 2008 levels.  The target bonus percentage for 2009 is 50% of base salary with the first 20% of any bonus earned to be paid based further on achieving 85% of the budgeted 2010 EPS goal (i.e., if earning a 50% bonus at a base salary of $200,000, 30%, or $60,000, will be paid for 2009 performance and the remaining 20%, or $40,000, will only be paid if the 85% of the budgeted 2010 EPS goal is achieved).  If at least 85% of the 2010 goal is not achieved, or if the NEO is no longer employed by the Company when the Form 10K for 2010 is filed, the 20% portion of the bonus held back from 2009 will be forfeited.  Further, if there is a change in control, all amounts potentially due become vested.  After reviewing the target percentages of peer companies, the Compensation Committee determined it was appropriate to increase the target percentage to 50% (from 30% in 2008) of base salary provided that the 20% holdback reduced the risk of excessive focus on short-term results and encouraged retention.  Further, the Compensation Committee determined that the minimum performance level for incentive pay was 100% achievement of the performance goal and the maximum incentive payment for NEOs would be 2.00 times the target bonus if achievement of 116% or more of the target performance goal was achieved.

Discretionary Bonus

The Committee also has the discretion, upon the recommendation of the CEO and certain executive officers, to review at year-end a business unit’s actual results, and may consider certain mitigating factors, such as one-time costs or other unique events not contemplated at the time the goals were established.  The Committee in such circumstances may also consider the need to attract and retain executive talent.  In such instances, a discretionary bonus may be awarded to adjust for these factors.  No NEOs earned a discretionary bonus in 2006, 2007 or 2008.

Equity Compensation

Equity compensation, in the form of stock options, SARs or RSUs, is awarded to align the interests of NEOs with those of shareholders, encourage long-term retention, and provide a counter-balance to the incentives offered by the Executive Incentive Plan which reward the achievement of comparatively short-term performance goals.

The Company’s equity compensation awards generally provide for no shorter than five year vesting periods.  The exercise price on all outstanding options and SARs is equal to the quoted fair market value of the stock at the date of grant.  RSUs are valued at the market value of the underlying stock on the date of grant.  Stock options, SARs and RSUs are generally non-transferable other than on death and expire ten years from date of grant.  SARs are only settled in shares of the Company’s stock.

During 2008, Mr. J. Corasanti, received 25,000 RSUs and 62,500 SARs.  Mr. Shallish, Mr. Jonas and Mr. Pomilio each received 4,000 RSUs and 10,000 SARs.  Mr. Johnson received 11,500 RSUs and 20,000 SARs.  No stock options were awarded in 2008.

For NEOs, the process for the awarding of equity compensation generally coincides with annual salary increases reviewed in the April/May time frame.  Beginning in 2008, equity compensation may be determined during the April/May timeframe with the grant not to be awarded until June 1st or the closest business day to this date for ease of administration.

Retirement Benefits

All employees in the United States, including the NEOs, are eligible to participate in the Retirement Pension Plan and Retirement Savings Plan.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of January 1, 2004, the Aspen Laboratories, Inc. Retirement Plan (“Aspen Plan”) and the Linvatec Corporation Income Plan (“Linvatec Plan”) were merged with the CONMED Corporation Pension Plan “D” (“CONMED Plan”) which was renamed the CONMED Corporation Retirement Pension Plan (“Retirement Plan”), a tax-qualified, defined benefit pension plan.

Under the Retirement Plan, upon the later of the attainment of age 65 or the completion of 5 years of participation, employees are entitled to annual pension benefits equal to the greater of: (a) 1.65% of a participant's average monthly compensation multiplied by years of benefit service with the product being reduced by 0.65% of a participant’s monthly covered wages multiplied by years of benefit service (not to exceed 35) or (b) the benefit the participant would have been entitled to prior to December 31, 2003. Special plan provisions exist for early retirement, deferred retirement, death or disability prior to eligibility for retirement and lump sum benefit payments. A participant is 100% vested after five years of service. The participant may elect one of the following forms of payment: lump sum distribution for benefits earned through December 31, 2003, single life annuity or joint and survivor annuity.

For employees who met the eligibility requirements of the CONMED Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the CONMED Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Linvatec Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Linvatec Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Aspen Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Aspen Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

As of May 14, 2009, pension accruals under the Retirement Plan are frozen and participants will not accrue any additional benefits after that date.  Since the Retirement Plan requires participants to work 1,000 hours in a plan year before receiving service credit for the calendar year, it would be rare that any Participant will have accrued benefits in 2009.  Therefore, for most, if not all, Participants’ accrued benefits as of December 31, 2008, will be the actual benefit amount that will be frozen and the amount due upon retirement.

Retirement Savings Plan

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are eligible after completing three months of service, including the NEO’s who meet the Plan’s requirements.  A participant can contribute 1 to 50 percent (16% prior to January 1, 2002) of his or her annual compensation, as defined, up to the maximum annual limitations as provided by the Internal Revenue Code. The Company matches 50 percent of each participant's contribution up to a maximum of six percent of the participant’s compensation.  All employee contributions are fully vested upon contribution.  All matching contributions vest upon completion of five years of service.  During the first quarter of 2009, the Savings Plan was amended to allow for a 2009 discretionary employer contribution.  The Company is making a discretionary contribution in 2009 for all eligible employees employed as of December 31, 2009 equal to 3% of compensation as that term is defined in the Savings Plan.

Perquisites

The Company also provides certain perquisites to the NEOs, to provide convenience and support services that the Company views as customary and necessary to attract, motivate and retain executive talent.  These include car allowances (although in limited cases the Company has also leased the NEOs’ cars directly), long-term care insurance and reimbursement of country club dues.  These perquisites are discussed in more detail below in the footnotes to the Summary Compensation Table.

In the case of Mr. J. Corasanti, the Company is contractually obligated to reimburse certain legal or accounting fees and to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy.  During 2008, $47,654 was awarded to Mr. J. Corasanti, of which $27,020 related to premium and $20,634 was intended as a “gross-up” to reimburse Mr. J. Corasanti for the tax liability created by the payment.

Employment Contracts

As a general matter, NEOs are employees at will and have no employment contracts.  The exceptions to this general policy are the employment agreement for the CEO and the Change in Control severance agreements for all NEOs.

CEO Employment Agreement

Consistent with the Company’s compensation policy, the Board of Directors believes that compensation of Joseph J. Corasanti, the Company’s Chief Executive Officer (“CEO”), should be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily non-performance-based pay reflected in providing a salary to him, major elements of the compensation package are directly tied to the Company’s performance, long-term growth and strategic positioning. Mr. J. Corasanti has an employment agreement with the Company, extending from January 1, 2000 through December 31, 2009 (the “CEO Employment Agreement”).  This agreement was amended and restated as of November 12, 2004 whereby Mr. J. Corasanti began serving as the Chief Operating Officer of the Company and received an annual salary of not less than $375,000.  Mr. J. Corasanti also received deferred compensation of $100,000 per year with interest at 10% per annum for payments accrued through December 31, 2004, with payments of $125,000 to accrue in each year commencing December 31, 2005 with interest at two percent above prime per annum, payable upon his departure or retirement, or to his beneficiaries at death.  This agreement was amended October 31, 2006 and became effective January 1, 2007 increasing the minimum base annual salary to $450,000 and increasing the minimum award of deferred compensation to $150,000 per annum before interest in connection with Mr. J. Corasanti assuming the expanded role and responsibilities of CEO.  During 2008, certain technical amendments were made to the CEO Employment Agreement, which were primarily intended to conform certain provisions to the requirements of Section 409A of the Code.  Mr. J. Corasanti is entitled to participate in the Company’s employee equity compensation plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors.  Mr. J. Corasanti is also entitled to be paid an amount sufficient after the payment of applicable taxes to permit him to purchase certain life insurance policies, as further described below.  In the event that the Board of Directors should fail to re-elect Mr. J. Corasanti as CEO or should terminate his employment for reasons other than “just cause” (as defined in the CEO Employment Agremeent), Mr. J. Corasanti will become entitled to receive a lump sum payment equal to the result of multiplying the greater of three or the number of years and fraction thereof then remaining in the term of employment by his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three fiscal years prior to such early termination.  He will also continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term, and in the case of disability, he and his wife will be entitled to life and health insurance benefits for life. If, during the term of Mr. J. Corasanti’s employment under the CEO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of three years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied.

Change In Control Severance Agreements

As a general rule, the Company does not enter into separate severance or employment agreements other than with the Chief Executive Officer and the Vice Chairman.  The Company, however, does have outstanding agreements with the NEOs which  provide that the NEOs will not, in the event of the commencement of steps to effect a Change in Control (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) voluntarily leave the employ of the Company until the potential Change in Control has been terminated or until a Change in Control has occurred.

In the event of a termination of the individual’s employment other than for Cause (as defined in the agreement), or if the executive resigns for good reason (as is defined in the agreement), within two and one-half years of a Change in Control, the NEO is entitled to three years’ salary and bonus (calculated as the largest bonus earned by the executive in the preceding three years), continuation of all medical, dental, accident, disability, long-term care and life insurance benefits or other fringe benefits for three years and a gross-up for any excise or other tax that may become due as a result of such Change in Control (to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount).  In addition, all of the Company’s equity compensation awards contain provisions that accelerate vesting upon a Change in Control, without subsequent termination of employment.

The Board of Directors of the Company may terminate any such agreement upon three years’ prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any NEO who is affiliated with any group seeking or accomplishing a Change in Control.  During 2008, the Board of Directors approved technical amendments to the Change in Control Severance Agreements, which are primarily intended to conform certain provisions to the requirements of Section 409A of the Code.

Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2008, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $279,740. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

Tax Considerations

Although the Company’s Board of Directors, including its Compensation Committee, retains full discretion to structure executive compensation in the best overall interests of the Company, the Board of Directors will consider the implications of Section 162(m) of the Code and the regulations thereunder in structuring and managing executive compensation. The Board’s consideration of Section 162(m) may include, among other things, structuring compensation as qualified performance-based compensation, requesting that executive officers defer compensation in excess of $1 million per year, and requesting that executive officers delay the exercise of stock options if such exercise would lead to the related compensation being non-deductible under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Compensation Committee,

Stuart J. Schwartz (Chair)            Bruce F. Daniels
Stephen M. Mandia

Summary Compensation Table

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option /SAR Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total
Joseph J. Corasanti, President, & Chief Executive Officer	2008	$491,356	$0	$327,365	$386,569	$225,383	$86,272	$91,998	$1,608,943
	2007	$464,063	$0	$193,140	$353,936	$330,750	$41,765	$80,460	$1,464,114
	2006	$408,332	$0	$62,620	$219,944	$268,710	$45,146	$83,755	$1,088,507

Robert D. Shallish, Jr., Chief Financial Officer and Vice President- Finance	2008	$256,609	$0	$52,391	$133,863	$117,552	$87,465	$22,352	$670,232
	2007	$243,056	$0	$30,914	$141,308	$172,509	$24,127	$21,187	$633,101
	2006	$232,414	$0	$10,025	$158,037	$152,559	$37,310	$22,432	$612,777

David A. Johnson – VP, Global Operations & Supply Chain	2008	$229,515	$0	$47,384	$46,043	$105,894	$9,499	$18,012	$456,347

Daniel S. Jonas, General Counsel & Vice President – Legal Affairs	2008	$232,411	$0	$52,391	$134,689	$106,409	$24,696	$28,649	$579,245
	2007	$220,143	$0	$30,914	$146,041	$156,155	$3,683	$35,312	$592,248
	2006	$210,488	$0	$10,025	$153,642	$138,096	$10,605	$20,694	$543,550

Luke A. Pomilio, Vice President – Corporate Controller	2008	$232,047	$0	$52,391	$134,680	$106,032	$30,640	$22,296	$578,086
	2007	$218,707	$0	$30,914	$141,531	$155,602	$2,817	$17,299	$566,870

(1)
Salary reflects actual salary earned during 2006, 2007 and 2008.  Salary levels are adjusted annually following the Annual Shareholders meeting in May.  Accordingly, salary levels listed in the Compensation Discussion and Analysis (the “CD&A”) may not match amounts actually paid during the course of the year.

(2)	Other than Non-Equity Incentive Plan Compensation, there were no bonuses earned during 2006, 2007 and 2008.

(3)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”) with respect to RSUs granted in 2006, 2007 and 2008. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholder’s Equity”), to the Consolidated Financial Statements in Item 15 to Company’s 2008 Annual Report on Form 10-K (available at http://www.conmed.com).  The costs associated with RSUs are in accordance with the vesting terms of the RSU agreements which range from five to ten years. Terms of these RSUs are also discussed in the CD&A and in the Grants of Plan-Based Awards table.

(4)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FAS 123R with respect to SARs granted in 2006, 2007 and 2008 and stock options granted in prior years. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholder’s Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2008 Annual Report on Form 10-K.  The costs associated with SARs are amortized over five years in accordance with the vesting terms of the SAR agreements.  Stock Options and SARs are discussed in the CD&A and in the Grants of Plan-Based Awards table of this Proxy Statement.

(5)	Non-Equity Incentive Plan Compensation represents earnings under the Company’s Executive Incentive Plan as more fully described in the CD&A.

(6)
Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2006, 2007 and 2008.  Actuarial value is computed based on FASB Statement No. 87 assumptions discussed in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2008 Annual Report on Form 10-K.  Mr. J. Corasanti’s pension value decreased $971 during 2007 as a result of a change in the discount factor applied to the present value calculation.  Pursuant to SEC regulations, this negative value is not reflected in the amounts shown in column (g).

In addition, Mr. J. Corasanti also earns deferred compensation as more fully described in the CD&A.  This table reflects only that interest earned on deferred compensation amounts that are considered to be above-market. This above-market interest amounted to $32,837, $41,765, and $51,850 for 2006, 2007 and 2008, respectively.

(7)
All Other Compensation consists of the following: (i) company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, (ii) payments relating to automobile leases and/or allowances,  (iii) payments for supplemental long-term care insurance policies for J. Corasanti, R. Shallish, and D. Jonas in 2006; and J. Corasanti, R. Shallish, D. Jonas and L. Pomilio in 2007 and 2008 (iv) reimbursement for country club and/or other club membership fees for J. Corasanti, R. Shallish, and D. Jonas in 2006 and all NEOs in 2007 and 2008, (v) meeting fees of $10,500 for J. Corasanti’s position as a Director of the Company (vi) tax services for J. Corasanti and D. Jonas, and (vii) airline club fees for D. Jonas for 2006 and 2007.   The amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEOs, except as described below.

With respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policy premiums in the amount of $31,442, $27,020 and $27,020 in 2006, 2007 and 2008, respectively, and the related tax “gross-up” as provided for in his Amended and Restated Employment Agreement, which is further described in the CD&A.  All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.

Grants of Plan-Based Awards

The table below summarizes the estimated cash awards under the Non-Equity Incentive Plan as well as equity compensation granted during 2008.  Information regarding the terms of these awards can be found under the headings “Non-Equity Incentive Plan” and “Equity Compensation” in CD&A.

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Joseph J. Corasanti	6/01/2008 6/01/2008 N/A	- - 150,174	- - 150,174	- - 350,406	- - -	- - -	- - -	- 25,000 -	62,500 - -	$26.69 - -	$588,975 $667,250 -

Robert D. Shallish, Jr.	6/01/2008 6/01/2008 N/A	- - 78,368	- - 78,368	- - 182,859	- - -	- - -	- - -	- 4,000 -	10,000 - -	$26.69 - -	$ 94,236 $106,760 -

David A. Johnson	2/25/2008 2/25/2008 6/01/2008 6/01/2008 N/A	- - - - 70,596	- - - - 70,596	- - - - 164,724	- - - - -	- - - - -	- - - - -	- 7,500 - 4,000 -	10,000 - 10,000 - -	$27.54 - $26.69 - -	$ 96,622 $206,550 $ 94,236 $106,760 -

Daniel S. Jonas	6/01/2008 6/01/2008 N/A	- - 70,939	- - 70,939	- - 165,525	- - -	- - -	- - -	- 4,000 -	10,000 - -	$26.69 - -	$ 94,236 $106,760 -

Luke A. Pomilio	6/01/2008 6/01/2008 N/A	- - 70,688	- - 70,688	- - 164,938	- - -	- - -	- - -	- 4,000 -	10,000 - -	$26.69 - -	$ 94,236 $106,760 -

(1)
Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan.  The threshold and target compensation represents 30% of the NEO’s salary.   The maximum compensation represents 70% of all NEO’s salary.

(2)
The amounts shown in column (i) represent the total RSUs awarded to the named executive officers.  Such awards vest over a period of five to ten years and are valued at the market price of the stock on the date of grant.

(3)	The amounts shown in column (j) represent the total number of SARs awarded to the NEOs. These awards vest over a period of five years.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph J. Corasanti	60,005 37,501 67,502 42,187 112,500 125,000 125,000 125,000 25,000 - 12,500 - - -	- - - - - - - - 37,500(1) - 50,000(2) - 62,500(3) -	- - - - - - - - - - - - - -	$18.54 $16.42 $14.22 $21.01 $25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 -	8/24/2009 5/16/2010 5/15/2011 12/18/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 -	- - - - - - - - - 15,000(9) - 20,000(10) - 25,000(11)	- - - - - - - - - $359,100 - $478,800 - $598,500	- - - - - - - - - - - - - -	- - - - - - - - - - - - - -

Robert D. Shallish, Jr.	5,504 4,502 15,005 15,000 15,000 8,000 9,000 4,000 - 2,000 - - -	- - - - - 2,000(4) 6,000(5) 6,000(6) - 8,000(7) - 10,000(8) -	- - - - - - - - - - - - -	$16.42 $9.17 $14.22 $25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 -	5/16/2010 10/11/2010 5/15/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 -	- - - - - - - - 2,400(9) - 3,200(10) - 4,000(11)	- - - - - - - - $57,456 - $76,608 - $95,760	- - - - - - - - - - - - -	- - - - - - - - - - - - -

David A. Johnson	- - - - - -	8,000(12) - 10,000(13) - 10,000(8) -	- - - - - -	$23.32 - $27.54 - $26.69 -	12/27/2016 - 2/25/2018 - 6/1/2018 -	- 6,750(14) - 7,500(15) - 4,000(11)	- $161,595 - $179,550 - $95,760	- - - - - -	- - - - - -

Daniel S. Jonas	10,000 10,000 8,000 9,000 4,000 - 2,000 - - -	- - 2,000(4) 6,000(5) 6,000(6) - 8,000(7) - 10,000(8) -	- - - - - - - - - -	$25.89 $19.83 $25.03 $31.40 $19.93 - $29.92 - $26.69 -	5/14/2012 8/11/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 -	- - - - - 2,400(9) - 3,200(10) - 4,000(11)	- - - - - $57,456 - $76,608 - $95,760	- - - - - - - - - -	- - - - - - - - - -

Luke A. Pomilio	10,000 15,000 8,000 9,000 4,000 - 2,000 - - -	- - 2,000(4) 6,000(5) 6,000(6) - 8,000(7) - 10,000(8) -	- - - - - - - - - -	$25.89 $17.74 $25.03 $31.40 $19.93 - $29.92 - $26.69 -	5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 - 5/17/2017 - 6/1/2018 -	- - - - - 2,400(9) - 3,200(10) - 4,000(11)	- - - - - $57,456 - $76,608 - $95,760	- - - - - - - - - -	- - - - - - - - - -

(1)	Scheduled to vest in equal installments of 12,500 shares per year on May 16, 2009, May 16, 2010, and May 16, 2011.

(2)	Scheduled to vest in equal installments of 12,500 shares per year on May 17, 2009, May 17, 2010, May 17, 2011 and May 17, 2012.

(3)	Scheduled to vest in equal installments of 12,500 shares per year beginning on June 1, 2009 and each June 1st thereafter through 2013.

(4)	Scheduled to vest on May 18, 2009.

(5)	Scheduled to vest in equal installments of 3,000 shares on May 17, 2009 and May 17, 2010.

(6)	Scheduled to vest in equal installments of 2,000 shares per year on May 16, 2009, May 16, 2010 and May 16, 2011.

(7)	Scheduled to vest in equal installments of 2,000 shares per year on May 17, 2009, May 17, 2010, May 17, 2011 and May 17, 2012.

(8)	Scheduled to vest in equal installments of 2,000 shares per year beginning on June 1, 2009 and each June 1st thereafter through 2013.

(9)	Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Jonas, and Mr. Pomilio on May 16, 2009, May 16, 2010 and May 16, 2011.

(10)
Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Jonas, and Mr. Pomilio on May 17, 2009, May 17, 2010, May 17, 2011 and May 17, 2012.

(11)
Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Johnson, Mr. Jonas, and Mr. Pomilio beginning on June 1, 2009 and each June 1st thereafter through 2013.

(12)	Scheduled to vest in equal installments of 2,000 units per year on February 1, 2009, February 1, 2010, February 1, 2011 and February 1, 2012.

(13)	Scheduled to vest in equal installments of 2,000 units per year beginning on February 25, 2009 and each February 25th thereafter through 2013.

(14)	Scheduled to vest in equal installments of 750 units per year on each February 1st from 2009 to 2017.

(15)	Scheduled to vest in equal installments of 750 units per year on each February 25th from 2009 to 2018.

Option Exercises and Stock Vested

(a)	(b)	( c)	(d)	(e)
	Option Awards (1)		Stock Awards (3)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)
Joseph J. Corasanti	30,008	$382,263	10,000	$257,000

Robert D. Shallish, Jr.	2,000	$29,267	1,600	$41,120

David A. Johnson	2,000	$15,520	750	$18,458

Daniel S. Jonas	10,000	$132,608	1,600	$41,120

Luke A. Pomilio	8,394	$136,347	1,600	$41,120

(1)	Amount relates to stock option and SAR exercises during 2008.

(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of CONMED Corporation common stock on the date of exercise.

(3)	Amount relates to the RSUs vested during 2008.

(4)	Calculated by multiplying the number of shares vested by the market price of the CONMED Corporation common stock on the date of issuance.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  Information regarding the Retirement Pension Plan can be found under the heading “Retirement Pension Plan” in the CD&A.

(a)	(b)	( c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Joseph J. Corasanti	CONMED Corporation Retirement Pension Plan	15	$132,586	$0

Robert D. Shallish, Jr.	CONMED Corporation Retirement Pension Plan	18	$444,140	$0

David A. Johnson	CONMED Corporation Retirement Pension Plan	1	$9,499	$0

Daniel S. Jonas	CONMED Corporation Retirement Pension Plan	9	$79,004	$0

Luke A. Pomilio	CONMED Corporation Retirement Pension Plan	12	$104,903	$0

Non-Qualified Deferred Compensation (1)

The table below shows the Company contributions and aggregate earnings related to the deferred compensation.  Deferred compensation is provided to Mr. J. Corasanti as described in his employment agreement.  Refer to the section title “CEO Employment Agreement” in CD&A for further details.

(a)	(b)	( c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Joseph J. Corasanti	$0	$150,000	$122,904	$0	$1,523,865

Robert D. Shallish, Jr.	$0	$0	$0	$0	$0

David A. Johnson	$0	$0	$0	$0	$0

Daniel S. Jonas	$0	$0	$0	$0	$0

Luke A. Pomilio	$0	$0	$0	$0	$0

(1)	Amounts included above and also in the Summary Compensation Table include $51,850 for Mr. J. Corasanti.

(2)
Amount included above is payable over a period of up to 120 months with interest and includes above market interest of $32,837 and $41,765 for 2006 and 2007, respectively, which was included in compensation in the respective years.

Potential Payments on Termination or Change-in-Control

Termination/No Change In Control

The table below represents the earnings Mr. J. Corasanti would receive if terminated on December 31, 2008 and no change in control had occurred.  The table assumes the termination occurred without just cause (as defined in the CEO Employment Agreement).

Name (1)	Salary Continuation or Severance ($) (2)	Benefits or Perquisites ($) (3)	Pension Benefit ($) (4)	Enhanced Pension Benefit ($) (5)	Deferred Compensation ($) (6)	Accelerated Option/SAR Vesting ($) (7)	Accelerated RSU Vesting ($) (7)	Total
Joseph J. Corasanti	$3,054,698	$1,597,848	$132,586	$26,517	$1,523,865	$27,413	$402,338	$6,765,265

(1)
Mr. Corasanti is entitled to earnings upon termination as defined in his employment agreement.  If Mr. Corasanti were terminated with just cause, he would be entitled to salary and benefits through the end of the month of termination, payment of deferred compensation as defined in his employment agreement and an additional pro rata amount of such deferred compensation for the year of termination.

(2)	Amount represents three multiplied by the sum of salary and the average of bonus, deferred compensation, and incentive compensation earned over the past three years.

(3)	Amount includes the present value total of all life time benefits (including life and health insurance) and the present value of total perquisites for three years.

(4)	Amount represents the accumulated pension benefit earned as of December 31, 2008.

(5)	Amount represents an additional three years of pension benefit Mr. Corasanti would be entitled to.

(6)	Amount represents the undiscounted value of deferred compensation as of December 31, 2008. This amount would be payable over a period up to 120 months with interest.

(7)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Internal Revenue Code Section 280G.

All other NEOs are subject to the severance policy applicable to all eligible employees.  This policy allows for 1½ weeks of severance pay for each year of service, not to exceed 26 weeks.

Termination/Change In Control

This table includes amounts payable as a result of a termination following a change in control.  A change in control is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.  Change in control benefits are provided in accordance with each NEO’s Change in Control Agreement.

Name	Salary Continuation or Severance ($)	Benefits or Perquisites ($)	Pension Benefit ($)	Enhanced Pension Benefit ($)	Deferred Compensation ($)	Accelerated Option/SAR Vesting ($) (7)	Accelerated RSU Vesting ($) (7)	Section 280G Gross-Up ($) (8)	Total
Joseph J. Corasanti (1)	$3,054,698	$1,597,848	$132,586 (4)	$26,517 (5)	$1,523,865 (6)	$27,413	$402,338	$2,530,164	$9,295,429

Robert D. Shallish, Jr.	$1,372,578 (2)	$59,299 (3)	$0	$0	$0	$4,386	$64,382	$0	$1,500,645

David A. Johnson	$1,227,545 (2)	$105,307 (3)	$0	$0	$0	$1,137	$240,747	$660,285	$2,235,021

Daniel S. Jonas	$1,321,853 (2)	$107,303 (3)	$0	$0	$0	$4,386	$64,382	$537,680	$2,035,604

Luke A. Pomilio	$1,244,256 (2)	$101,156 (3)	$0	$0	$0	$4,386	$64,382	$0	$1,414,180

(1)
Mr. J. Corasanti would receive the same payments and benefits as if he were terminated without just cause according to his employment agreement, except he would also receive the Section 280G Gross-up.  This is because the employment agreement has more favorable payments and benefits than his Change in Control Agreement and therefore supersedes the Change in Control Agreement.

(2)
Amount represents highest annual non-equity incentive plan compensation earned over the past three completed fiscal years plus three multiplied by the sum of the highest salary earned over the past twelve months and highest annual non-equity incentive plan compensation earned over the past three completed fiscal years.

(3)	Amount includes the present value of medical, dental, disability, long-term care (as applicable) and life insurance and total perquisites for three years.

(4)	Amount represents the accumulated pension benefit earned by Mr. J. Corasanti as of December 31, 2008.

(5)	Amount represents an additional three years of pension benefit Mr. J. Corasanti would be entitled to.

(6)	Amount represents the undiscounted value of deferred compensation as of December 31, 2008 for Mr. J. Corasanti. This amount would be payable over a period up to 120 months with interest.

(7)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Section 280G of the Code.

(8)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Section 280G of the Code.  To assure that the actual economic value of change in control benefits is equivalent for all participants, the program provides for a gross-up of this tax to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2008 at a stock price of $23.94 per share.

As noted in the table above, Mr. Shallish and Mr. Pomilio’s amounts payable did not include a gross-up amount.  According to their Change in Control Severance Agreements, if the Executive were entitled to a gross-up payment, but the payments would not be subject to an excise tax if the payments were reduced by an amount that is less than 10% of the portion of payments that would be treated as “parachute payments” under Section 280G of the Code, then the amount payable to the Executive under the agreement would be reduced to the maximum amount that could be paid to the Executive without giving rise to the excise tax.  Mr. Shallish and Mr. Pomilio’s “Salary Continuation or Severance” amounts would be reduced by $87,285 and $74,293, respectively, which would result in no excise tax being due and therefore no gross-up amount is payable.

Director Compensation

The Company uses a mix of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  Director compensation consists of a mix of three components:  (i) an annual retainer for non-executive directors; (ii) per-meeting fees which vary based on whether the meeting is a full Board of Directors meeting or a limited or so-called “phone” meeting, Committee membership and whether the director is a member of the Committee or the chair of the Committee; and (iii) equity compensation for non-employee directors.

Cash Compensation Paid to Directors

Each non-executive director receives an annual retainer of $25,000 and the Chairman receives a $50,000 annual retainer.  In addition, each board member receives $1,500 per meeting attended in person and $500 per meeting attended by phone or a limited meeting.  The Chairman receives $2,500 per meeting attended in person and $1,500 per meeting attended by phone or a limited meeting.  The Chairman of the Audit Committee receives $2,000 per meeting and its members receive $1,000 per meeting.  The Chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee each receive $1,000 per meeting and the respective committee members receive $500 per meeting.

Equity Compensation Awarded to Directors

Each non-employee director receives 1,000 RSUs and 2,500 SARs annually.  This equity compensation vests at 20% per year but upon termination of service, if a director has completed one year of service, the RSUs and SARs will vest immediately.

Vice Chairman Employment Agreement

In addition to Mr. Eugene Corasanti’s role as Chairman of the Board, the Company entered into an employment agreement with him effective January 1, 2007 pursuant to which he also serves as a Vice Chairman available to advise the Chief Executive Officer and to perform such other duties as required by the CEO and/or Board of Directors.  Mr. E. Corasanti’s salary is at least $104,000 per year, and he also receives such equity compensation as may be granted by the Compensation Committee of the Board of Directors.  Starting in 2007, Mr. E. Corasanti also began receiving the accrued deferred compensation benefit starting in 2007 that he would otherwise have received had he retired as of December 31, 2006.  The deferred compensation payout is being paid over ten years and is valued at $5,052,784 as of December 31, 2008.  In addition, Mr. E. Corasanti is entitled to certain benefits under his prior employment agreement, including health insurance, pension, disability and other benefits generally available to all Company employees, as well as the continuation of certain perquisites such as an automobile allowance, club memberships and life and health insurance benefits during Mr. E. Corasanti’s life and the life of his wife.

Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $1,647,269 for the benefit of Mr. E. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. E. Corasanti, and at December 31, 2008, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $281,272. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugene R. Corasanti	$67,500	$0	$0	$0	$0	$0	$67,500

Joseph J. Corasanti	$0	$0	$0	$0	$0	$0	$0

Bruce F. Daniels	$54,000	$9,246	$8,775	$0	$0	$0	$72,021

Jo Ann Golden	$43,500	$9,246	$8,775	$0	$0	$0	$61,521

Stephen M. Mandia	$41,000	$9,246	$8,775	$0	$0	$0	$59,021

William D. Matthews (3)	$24,000	$26,285	$0	$0	$0	$0	$50,285

Stuart J. Schwartz	$40,500	$9,246	$8,775	$0	$0	$0	$58,521

Mark E. Tryniski	$44,500	$9,246	$8,775	$0	$0	$0	$62,521

(1)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FAS 123R with respect to restricted stock units granted in 2007 and 2008.  The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2008 Annual Report on Form 10-K.

(2)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FAS 123R with respect to stock options and SARs granted in 2008 and prior years. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholder’s Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2008 Annual Report on Form 10-K.

(3)
Mr. Matthews did not stand for re-election at the 2008 Annual Meeting.  Mr. Matthews’ shares became fully vested upon termination of service because he completed more than one year of service as a Director.

(4)	Below is a summary of the stock options & SARs and RSUs outstanding for non-employee Directors.

Name	Option Awards Outstanding (#)	Stock Awards Outstanding (#)
Bruce F. Daniels	9,500	1,800

Jo Ann Golden	9,500	1,800

Stephen M. Mandia	14,000	1,800

Stuart J. Schwartz	9,500	1,800

Mark E. Tryniski	5,000	1,800

  BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stuart J. Schwartz, Stephen M. Mandia and Mark E. Tryniski establishes the compensation plans and specific compensation levels for Joseph J. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee. Eugene R. Corasanti is the Chairman of the Board of Directors.  Joseph J. Corasanti, the President and Chief Executive Officer of the Company, also serves as a director of the Company, an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

The Company employs the following persons who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Director(s) to whom Employee is Related	Relationship of Employee to Officer
David Corasanti, Program Sales Manager, Endosurgery	Eugene R. Corasanti	Son
	Joseph J. Corasanti	Brother

Alan Rust, Corporate Distribution Director	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $120,000 to $159,000 during 2008.

During 2008, the Company made aggregate payments of $282,000 to George A. Nole & Son, Inc., a construction company, in connection with certain renovations being made to the Company’s headquarters in Utica, New York. The sole shareholder of George A. Nole & Son, Inc., a New York corporation, is Angelo Nole, who is the brother-in-law of Eugene R. Corasanti. The contracts were awarded following a competitive bidding process. This work was pre-approved pursuant to the procedures of the Audit Committee.

In March, 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee.   Under the policy, such related-person transactions must be approved or ratified by the Audit Committee.  Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs.  The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board.  Related persons include any of our directors or executive officers and their family members.

In considering whether to approve or ratify any related-person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related-person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors’ and officers’ insurance policies with St. Paul Mercury Insurance Company, Federal Insurance Company, RSUI Group, Inc. and Liberty Mutual covering the period from March 31, 2008 through May 31, 2009 at a total cost of $376,750 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2008, including financial statements, is being furnished with this proxy statement to shareholders of record on March 31, 2009. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2009, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the NEOs and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eugene R. Corasanti (1)	405,468	1.33
Joseph J. Corasanti (2)	804,043	2.64
Bruce F. Daniels (3)	6,600	*
Jo Ann Golden (4)	8,162	*
David A. Johnson (5)	4,000	*
Daniel S. Jonas (6)	56,534	*
Stephen M. Mandia (7)	11,900	*
Luke A. Pomilio (8)	63,692	*
Stuart J. Schwartz (9)	7,875	*
Robert D. Shallish, Jr. (10)	105,755	*
Mark E. Tryniski (11)	4,100	*
Directors and executive officers as a group (15 persons) (12)	1,605,038	5.28
The Bank of New York Mellon Corporation (13) One Wall Street, 31st Floor New York, NY 10286	1,714,341	5.64
Barclays Global Investors N.A. (14) 400 Howard Street San Francisco, CA 94105	2,327,362	7.66
Dimensional Fund Advisors LP (15) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,361,138	7.77

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525 French Road, Utica, New York 13502

• *	Less than 1%.

(1)	Includes 286,000 options and SARs exercisable within 60 days, and 5,200 RSUs vesting within 60 days. Also includes

8,787 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares.
(2)
Includes 757,195 options and SARs, exercisable within 60 days, and 10,000 RSUs vesting within 60 days.  Also includes 750 shares owned beneficially by the wife and 2,100 shares owned beneficially by the children of Joseph J. Corasanti.  Joseph J. Corasanti disclaims beneficial ownership of these shares.  Includes 10,337 shares pledged as collateral for a loan.  Joseph J. Corasanti is the son of Eugene R. Corasanti.

(3)	Includes 6,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(4)	Includes 6,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(5)	Includes 4,000 options and SARs exercisable within 60 days.
(6)	Includes 52,000 options and SARs exercisable within 60 days, and 1,600 RSUs vested within 60 days.
(7)	Includes 10,500 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(8)	Includes 57,000 options and SARs exercisable within 60 days, and 1,600 RSUs vesting within 60 days.
(9)	Includes 6,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(10)
Includes 87,011 options and SARs exercisable within 60 days, and 1,600 RSUs vesting within 60 days.  Also includes 1,217 shares owned beneficially by a trust in which Robert D. Shallish, Jr. is Trustee.  Robert D. Shallish, Jr. disclaims beneficial ownership of these shares.

(11)	Includes 1,500 SARs exercisable within 60 days, and 400 RSUs vesting within 60 days.
(12)
Includes 1,347,386 options and SARs exercisable within 60 days and 22,800 RSUs vesting within 60 days held by the Directors, NEOs and the executive officers of the Company.  Such 1,370,186 shares are equal to approximately 4.51% of the Common Stock outstanding. As of March 31, 2009 the Company’s directors and executive officers as a group (15 persons) are the beneficial owners of 235,617 shares which is approximately 0.78% of the Common Stock outstanding.

(13)
A Schedule 13G filed with the SEC by The Bank of New York Mellon Corporation on February 17, 2009 indicates beneficial ownership of 1,714,341 shares of Common Stock by virtue of having sole voting power over 1,535,048 shares of Common Stock, shared voting power over 25,250 shares of Common Stock, sole power to dispose of 1,679,291 shares of Common Stock and shared power to dispose of 35,050 shares of Common Stock in its role as investment advisors for certain funds.

(14)
A Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on February 6, 2009 indicates that Barclays Global Investors, N.A., Barclays Global Fund Advisors, and Barclay Global Investors, LTD beneficially own 2,327,362 shares of Common Stock by virtue of having sole voting power over 1,863,992 shares of Common Stock and sole power to dispose of 2,327,362 shares of Common Stock in their roles as investment advisors for certain funds.

(15)
An Amendment to a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2009 indicates beneficial ownership of 2,361,138 shares of Common Stock that are held of record by its clients by virtue of having sole power to vote over 2,333,174 shares and sole power to dispose of 2,361,138 of Common Stock.

On March 31, 2009, there were 970 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2008, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed, except as follows: (1) In August 2008, a Form 4 for an August 15, 2008 trade was not filed until September 5, 2008 and (2) In October 2008, a Form 4 was filed late upon the discovery that a trust of which an officer was a trustee indirectly held shares of the Company’s Common Stock.

EXHIBIT A

CONMED CORPORATION
AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

Article 1.     PURPOSE.

The purpose of the Amended and Restated 1999 Long-Term Incentive Plan of CONMED Corporation (the “Plan”) is to promote the long term financial interests of CONMED Corporation (the “Company”), including its growth and performance, by encouraging employees of the Company and its subsidiaries and consultants who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees and consultants of outstanding ability, and providing employees and consultants with an interest in the Company parallel to that of the Company’s stockholders.  To achieve these purposes, the Company may grant Awards of options, restricted shares, restricted share units, stock appreciation rights, performance shares, performance share units and other equity-based awards to key employees and consultants selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan.

The Plan was originally adopted by the Board of Directors of CONMED Corporation on March 3, 1999 as The CONMED Corporation 1999 Long-Term Incentive Plan, and was approved by the stockholders of CONMED Corporation on May 18, 1999.  The Plan expired on December 31, 2008, and was further amended and restated effective as of February 24, 2009, subject to the approval by the stockholders of CONMED Corporation.

The amendments made to the Plan shall affect only Awards granted on or after the “Effective Date” (as hereinafter defined).  Awards granted prior to the Effective Date shall be governed by the terms of the Plan and Award Agreements as in effect prior to the Effective Date.  The terms of the Amended and Restated Plan are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date.  In the event that this Amended and Restated 1999 Long-Term Incentive Plan is not approved by the stockholders of CONMED Corporation, the Amended and Restated 1999 Long-Term Incentive Plan shall be null and void and of no force or effect, but the 1999 Long-Term Incentive Plan and the Awards granted thereunder on or prior to December 31, 2008 shall remain in full force and effect.

Article 2.     DEFINITIONS.  The following definitions are applicable to the Plan:

2.1         “Award” shall mean an award determined in accordance with the terms of the Plan.

2.2	“Award Agreement” shall mean the agreement evidencing an Award as described in Section 12.1 of the Plan.

2.3	“Board of Directors” shall mean the Board of Directors of the Company.

2.4
“Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as the Board may select from time to time to administer the Plan pursuant to Section 4.  The Committee shall be composed of not less than two directors of the Company.  The Board of Directors may also appoint one or more directors as alternate members of the Committee.  No officer or employee of the Company or of any subsidiary shall be a member or alternate member of the Committee.  The Committee shall at all times be comprised solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and in such a manner as to satisfy the “non-employee” director standard contained in Rule 16b-3 promulgated under the Exchange Act.

2.5	“Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

2.6
“Covered Employee” means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Internal Revenue Code) (i) the Company’s Chief Executive Officer (or an individual acting in such capacity), (ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are “covered employees” under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

2.7	“Effective Date” means the date the Plan is approved by the stockholders of CONMED Corporation.

2.8	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9
“Fair Market Value” shall mean, per share of Common Stock, the closing price of the Common Stock on the Nasdaq Stock Market or, if applicable, principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

2.10	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

2.11
“Participant” shall mean an employee of the Company or any subsidiary or a consultant who is party to a consulting agreement with the Company or any subsidiary, in each case who is selected by the Committee to participate in the Plan.

Article 3.      SHARES SUBJECT TO THE PLAN.

3.1
Subject to adjustment as provided in Section 17 of the Plan, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall be equal to the number of shares available for grant under the 1999 Long-Term Incentive Plan, plus an additional 1,000,000 shares.  Notwithstanding anything contained herein to the contrary, in no event shall more than 600,000 shares of Common Stock (subject to adjustment as provided in Section 17 of this Plan) be available in the aggregate for the issuance of Common Stock pursuant to performance shares, performance share units, restricted shares, restricted share units and other equity-based awards granted under the Plan.  The shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares or shares acquired in the open market specifically for distribution under the Plan, as the Company may from time to time determine.  The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to an individual in any calendar year is 200,000 shares of Common Stock.  The maximum number of shares of Common Stock with respect to which restricted stock, restricted stock units, performance shares performance share units or other equity-based awards that, in each case, are intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted to an individual grantee in any calendar year is 200,000 shares of Common Stock (or, to the extent that such Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of shares of Common Stock at the closing price on the last trading day of the performance period), subject to adjustment pursuant to Section 17.  For purposes of the immediately preceding sentence, “trading day” shall mean a day in which the shares of Common Stock are traded on the Nasdaq Stock Market or, if applicable, the principal securities exchange on which the shares of Common Stock are then traded.

3.2
If any Award under the Plan, in whole or in part, expires unexercised, is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, if shares of Common Stock are surrendered or withheld from any Award to satisfy a Participant’s income tax or other withholding obligations, or if shares of Common Stock owned by the Participant are tendered to pay for the exercise of a stock option under the Plan, then those shares covered by such expired, forfeited, terminated or canceled Awards or the number of shares equal to the number of shares surrendered or withheld in respect thereof shall again become available to be delivered pursuant to Awards granted under the Plan.  Any shares of Common Stock (a) delivered by the Company, (b) with respect to which Awards are made by the Company and (c) with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares of Common Stock available for Awards under this Plan.  Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

Article 4.     ADMINISTRATION.

4.1
The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.  Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.  In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

4.2
Subject to the provisions of the Plan, the Committee (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act) shall have the authority in its sole discretion to (i) exercise all of the powers granted to it under the Plan (including but not limited to, selection of the Participants, determination of the type, size and terms of Awards to be made to Participants, determination of the shares, share units or other equity-based awards subject to Awards, the restrictions, conditions and contingencies to be applicable in the case of specific Awards, and the time or times at which Awards shall be exercisable or at which restrictions, conditions and contingencies shall lapse), (ii) construe, interpret, and implement the Plan and all Award Agreements, (iii) establish, prescribe, amend and rescind any rules and regulations relating to the Plan, including rules governing its own operations, (iv) determine the terms and provisions of any agreements entered into hereunder, (v) make all other determinations necessary or advisable for the administration of the Plan, (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect, (vii) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or, to the extent permitted under applicable tax laws, to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the grantee’s circumstances (e.g., a change to part time employment status) and (vii) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended (including, without limitation, canceling underwater options without payment to the grantee), (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (3) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees.  Other than as provided in Section 17, the Committee shall not be permitted to reduce the exercise price of an Option (or reduce the reference price of a stock appreciation right) after such Award has been granted).

4.3
Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically).  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.  The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

4.4
No Liability.  No member of the Board of Directors or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.  Each Covered Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Article 5.     ELIGIBILITY.  All employees of the Company and its subsidiaries and consultants who are parties to consultancy agreements with the Company or any subsidiary, in each case who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan.  In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries or consultants eligible to participate in the Plan to receive awards of nonstatutory stock options.  The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.

Article 6.     AWARDS.  Awards under the Plan may consist of:  (i) stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), (ii) performance shares, (iii) performance share units, (iii) stock appreciation rights, (iv) restricted shares, (v) restricted share units and (vi) other equity-based Awards which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.  Awards of performance shares, performance share units, restricted shares, restricted share units and other equity-based awards may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions); provided, however, that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Internal Revenue Code (“Section 409A”).

Article 7.     STOCK OPTIONS.  The Award Agreement pursuant to which any incentive stock option is granted shall specify that the option granted thereby shall be treated as an incentive stock option.  The Award Agreement pursuant to which any nonstatutory stock option is granted shall specify that the option granted thereby shall not be treated as an incentive stock option. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.  Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable for a period of more than ten years after their date of grant.  The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise.  Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration.  The Committee, in its sole discretion, may grant to a Participant the right to transfer Common Stock acquired upon the exercise of a part of a stock option in payment of the exercise price payable upon immediate exercise of a further part of the stock option..

Article 8.     PERFORMANCE AWARDS.

8.1
Performance Shares and Performance Share Units.  Performance shares may be granted in the form of actual shares of Common Stock or as performance share units having a value equal to an identical number of shares of Common Stock.  In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned.  The performance conditions and the length of the performance period shall be determined by the Committee in accordance with Section 8.2 below, and shall be reflected in the Award Agreement pursuant to which the performance shares or performance share units are granted.  The Committee shall determine in its sole discretion whether performance share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

8.2
Performance Goals.  The Committee may establish performance goals with respect to any Award using one or more of the following objectives:  (a) market share (including, without limitation, the market share of trading volume in certain types of securities), (b) earnings, (c) earnings per share, (d) operating profit, (e) operating margin, (f) return on equity, (g) return on assets, (h) total return to stockholders, (i) technology improvements, (j) return on investment capital, (k) revenue growth, (l) cash flow, (m) reliability, (n) revenue growth (o) quality objectives and (p) such other objectives or performance measures as the Committee may select.  In addition, Awards may be subject to comparisons of the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.  If an Award of performance shares or performance share units is made on such basis, the Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Internal Revenue Code).  The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares or performance share units to a Covered Employee, notwithstanding the achievement of a specified performance condition.  An Award of performance shares or performance share units to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of employment prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.

Article 9.     STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights (“SARs”) may be granted either alone or in connection with a stock option, as the Committee determines and as reflected in the Award Agreement pursuant to which such SAR is granted.  A SAR granted in connection with an incentive stock option may be granted only when the incentive stock option is granted.  A SAR granted in connection with a nonstatutory stock option may be granted either when the related nonstatutory stock option is granted or at any time thereafter, including, in the case of any nonstatutory stock option resulting from the conversion of an incentive stock option to a nonstatutory stock option, simultaneously with or after the conversion.  A Participant electing to exercise a SAR shall deliver written notice to the Company of the election identifying the SAR and, if applicable, the related option with respect to which the SAR was granted to the Participant, and specifying the number of whole shares of Common Stock with respect to which the Participant is exercising the SAR.  Upon exercise of the SAR, if applicable, the related option shall be deemed to be surrendered to the extent that the SAR is exercised.  SARs may be exercised only (i) on a date when the Fair Market Value of a share Common Stock exceeds the exercise price stated in the Award Agreement or, if applicable, the Award Agreement for the stock option related to that SAR and (ii) in compliance with any restrictions that may be set forth in the Award Agreement pursuant to which the SAR was granted.  The amount payable upon exercise of a SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in shares of Common Stock (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and shares of Common Stock; provided, however, that if the SAR is granted in connection with a stock option, in no event shall the total number of shares of Common Stock that may be paid to a Participant pursuant to the exercise of a SAR exceed the total number of shares of Common Stock subject to the related stock option.  A SAR shall terminate and may no longer be exercised upon the first to occur of (a) if applicable, exercise or termination of the related stock option or (b) any termination date specified in the Award Agreement pursuant to which the SAR is granted.  In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change of Control, amend, suspend or terminate any SAR theretofore granted under the Plan without the holder’s consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan.  If the SAR is granted in connection with a stock option, the amendment, suspension or termination of any such SAR by the Committee as described in the immediately preceding sentence shall not affect the holder’s rights in any related stock option.

Article 10.     RESTRICTED SHARES and RESTRICTED SHARE UNITS.  Restricted stock may be granted in the form of actual shares of Common Stock or restricted share units having a value equal to an identical number of shares of Common Stock.  In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period.  The employment conditions and the length of the period for vesting of restricted stock or restricted stock units shall be reflected in the Award Agreement pursuant to which such restricted stock or restricted share units are granted.  The Committee shall determine in its sole discretion whether restricted share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

Article 11.     OTHER EQUITY-BASED AWARDS.  The Committee may grant other types of equity-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock and performance shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Such Awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.  The terms of such other equity-based awards shall be reflected in Award Agreement pursuant to which such other equity-based award is granted.

Article 12.     AWARDS UNDER THE PLAN

12.1
Award Agreements.  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.  The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company.  By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

12.2
Rights as a Stockholder. The Award Agreement shall specify whether (and under what circumstances) the grantee of an Award (or other person having rights pursuant to an Award) shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Award.  Except as otherwise provided in Section 17, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.

Article 13.   CHANGE IN CONTROL.

13.1
In the event of a Change in Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Common Stock or performance share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and (v) each a stock option and SAR that is not exercisable in full shall be deemed fully vested.  The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to:  (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time.  The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

13.2
A “Change in Control” shall mean the occurrence of any one of the following events: (i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (iii) below), (ii) during any period of not more than two years, individuals who constitute the Board of Directors of the Company as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the beginning of the period; whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board of Directors, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a “Non-Control Transaction”); or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting

Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Article 14.    WITHHOLDING.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan.  The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.  Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

Article 15.    NONTRANSFERABILITY.  No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.  Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members.  During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock option has been transferred pursuant to the immediately preceding sentence.  For purposes of the Plan, (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Internal Revenue Code.

Article 16.     NO RIGHT TO EMPLOYMENT OR CONSULTANCY.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary or retained as a consultant with the Company or any subsidiary.  Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.  Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company or any subsidiary by reason of that obligation.

 Article 17.     ADJUSTMENT OF AND CHANGES IN COMMON STOCK.

17.1
The Committee shall adjust the number of shares of Common Stock authorized pursuant to Section 3.1 and shall adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates (including whether such Award may be terminated and settled by payment of cash) and the exercise or strike price of any Award), in such manner as it deems appropriate to prevent the enlargement or dilution of rights, or otherwise deems it appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock-split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification or exchange of the shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or any other change in corporate structure or event the Committee determines in its sole discretion affects the capitalization of the Company, including any extraordinary dividend or distribution. After any adjustment made pursuant to this Section 17.1, the number of shares of Common Stock subject to each outstanding Award shall be rounded up or down to the nearest whole number, as determined by the Committee and consistent with the requirements of applicable tax law. Notwithstanding anything in the Plan to the contrary, any adjustments, modifications or changes of any kind made pursuant to this Section 17.1 shall be made in a manner compliant with Section 409A.

17.2
Except as provided in Section 3.1 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of shares of Common Stock that may be subject to Awards to any individual under the Plan.

17.3
There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in Section 3.1, as adjusted by 17.1) or other property that may be delivered pursuant to any Award.

Article 18.     AMENDMENT.  The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, and that such amendments shall be effected in a manner compliant with applicable tax law and subject to Section 23 of the Plan.

Article 19.     EFFECTIVE DATE AND TERMINATION.  The Plan was originally effective as of January 1, 1999 and this Amended and Restated Plan is effective as of the Effective Date.  Subject to earlier termination pursuant to Section 18 of the Plan or by the action of the Board of Directors, the Plan shall remain in effect until December 31, 2018.

Article 20.     PURCHASE FOR INVESTMENT.  Each person acquiring Common Stock pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Stock so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Common Stock would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws.  Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

Article 21.     AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES.  Awards may be granted under the Plan in substitution for awards held by employees of a company who become employees of the Company or any subsidiary as a result of the merger or consolidation of the employer company with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employer company, or the acquisition by the Company or any subsidiary of stock of the employer company as a result of which it becomes a subsidiary.  The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

Article 22.       GOVERNING LAW.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of New York.

Article 23.     SECTION 409A.  It is the Company’s intent that the Plan and Awards granted hereunder comply with or be exempt from the requirements of Section 409A and that agreements evidencing Awards be administered and interpreted accordingly.  If and to the extent that any payment or benefit under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall be made or provided on the date that is six months and one day after the date of the Participant’s separation from service (or earlier death).  Any amount not paid in respect of the six-month period specified in the preceding sentence will be paid to the Participant in a lump sum on the date that is six months and one day after the Participant’s separation from service (or earlier death).  Each payment made under the Plan shall be deemed to be a separate payment for purposes of Section 409A.  If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant upon a Change in Control, then no payment shall be made pursuant to such Award unless such Change in Control constitutes a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A; provided that if such Change in Control does not constitute a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A, then the Award shall still fully vest upon such Change in Control, but shall be payable upon the original schedule contained in the Award.  If and to the extent that any Award is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and such Award is payable to a Participant upon disability, then no payment shall be made pursuant to such Award unless such disability constitutes disability” within the meaning of Section 409A; provided that if such disability does not constitute “disability” within the meaning of Section 409A, then the Award shall still fully vest upon such disability, but shall be payable upon the original schedule contained in the Award.  Notwithstanding anything to the contrary in Section 1, the provisions of this Section 23 shall be effective as of January 1, 2009 and shall apply to all Awards under the Plan regardless of when

“granted and regardless of whether the Plan is approved by the stockholders of CONMED Corporation.  Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 21, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2009, at the Annual Meeting of Shareholders to be held May 21, 2009, and at any adjournment thereof.

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz,
and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2009.	☐	☐	☐

	(3) Approval of the Amended and Restated 1999 Long-Term Incentive Plan.	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated

April 13, 2009 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 21, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2009, at the Annual Meeting of Shareholders to be held May 21, 2009, and at any adjournment thereof.
4 0 1 (k)

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz,
and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2009.	☐	☐	☐

		(3) Approval of the Amended and Restated 1999 Long-Term Incentive Plan.	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated

April 13, 2009 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.